Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2009, in the Registration Statement (Form S-1 No. 333) of ReGen Biologics, Inc. for the registration of 4,189,539 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland
May 28, 2009